                                                                   EXHIBIT 12.1

                              Weeks Realty, L.P.
                      Ratio Of Earnings To Fixed Charges
                            (Dollars in thousands)

                          Year Ended   Jan. 1, 1994     Aug. 24, 1994
                           Dec. 31,        To                To           Year Ended       Year Ended       Year Ended
                            1993      Aug. 23, 1994     Dec. 31, 1994    Dec. 31, 1995    Dec. 31, 1996    Dec. 31, 1997
                                                                                                           (unaudited)
                          -------------------------    ----------------------------------------------------------------

Earnings Computation
------------------------
Net Income                     $998           $516           $1,067         $11,107         $15,809         $29,194

Extraordinary Loss                -              -            2,667               -               -               -

Add:
  Interest Expense           10,254          6,682            1,958           8,106           11,779         17,900
  Amortization Of Deferred
   Financing Costs              372            322              252             691              864            933

  Interest Expense of
  Unconsolidated
    Subsidiaries                  -              -                -             295              365            372
                          -------------------------    ----------------------------------------------------------------
Earnings For Purposes
 Of Computation             $11,624         $7,520           $5,944         $20,199          $28,817        $48,399
                          -------------------------    ----------------------------------------------------------------

Fixed Charges Computation
--------------------------

Interest Expense            $10,254         $6,682           $1,958          $8,106          $11,779        $17,900

Capitalized Interest             70             89                -           1,198            2,358          5,289

Amortization Of Deferred
 Financing Costs                372            322              252             691              864            933

Interest Expense of
  Unconsolidated
    Subsidiaries                  -              -                -             295              365            372
                          -------------------------    ----------------------------------------------------------------
Fixed Charges for Purposes
 Of Computation             $10,696         $7,093           $2,210         $10,290          $15,366        $24,494
                          -------------------------    ----------------------------------------------------------------

Ratio Of Earnings To
 Fixed Charges                 1.09           1.06             2.69            1.96             1.88           1.98
                          =========================    ================================================================


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
                                   Three Months      Three Months
                                      Ended             Ended
                                  Dec. 31, 1996     Dec. 31, 1997
                                    (unaudited)       (unaudited)
                                 ---------------    ----------------

Earnings Computation
------------------------
Net Income                             $4,459           $9,987

Add:
  Interest Expense                      3,622            3,559
  Amortization Of Deferred
   Financing Costs                        222              254

  Interest Expense of
   Unconsolidated
    Subsidiaries                           88              194
                                ---------------    ----------------
Earnings For Purposes
 Of Computation                        $8,391          $13,994
                                ---------------    ----------------

Fixed Charges Computation
--------------------------

Interest Expense                       $3,622           $3,559

Capitalized Interest                      795            1,551

Amortization Of Deferred
 Financing Costs                          222              254

Interest Expense of
   Unconsolidated
    Subsidiaries                           88              194
                                 ---------------    ----------------
Fixed Charges for Purposes
 Of Computation                        $4,727           $5,558
                                 ---------------    ----------------

Ratio Of Earnings To
 Fixed Charges                           1.78             2.52
                                 ===============    ================
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